                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Interliant, Inc. 1998 Stock Option Plan as Amended and Restated as of March 23, 2000 of Interliant, Inc. of our report dated January 31, 2000, except for Note 15, as to which the date is March 2, 2000, with respect to the consolidated financial statements and schedule of Interliant, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
June 23, 2000